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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 9, 2001

                          ACCELERATED NETWORKS, INC.
            (Exact name of registrant as specified in its charter)

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
           Delaware                    000-30741                   77-0442752
------------------------------- ------------------------ -------------------------------
(State or other jurisdiction of (Commission File Number) (I.R.S. Employer Identification
        incorporation)                                                No.)
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                               301 Science Drive
                          Moorpark, California 93021

             (Address of principal executive offices and zip code)

                                (805) 553-9680

             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

   On November 9, 2001, Accelerated Networks, Inc., a Delaware corporation (the "Company"), entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among the Company, Odin Acquisition Corp, a California corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Occam Networks Inc., a California corporation ("Occam"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Occam, with Occam surviving as a wholly owned subsidiary of the Company (the "Merger"). The Merger Agreement has been approved by the boards of directors of both the Company and Occam, and by a special committee of the board of directors of the Company.

   Under the terms of the Merger Agreement, upon consummation of the Merger, shareholders of Occam will receive shares of common stock of the Company, and option holders and warrant holders of Occam will receive options and warrants in the Company, collectively representing approximately 68 percent of the Company on a fully diluted basis. In conjunction with the Merger, the combined entity will receive an additional $10 million in cash and a $10 million funding commitment.

   The transaction, which will be accounted for as a purchase, is expected to close in the first quarter of 2002, subject to the satisfaction of certain customary closing conditions, including the approval of the stockholders of both the Company and Occam. Stockholders of the Company and Occam holding in excess of the percentage required to approve the Merger have entered into voting agreements irrevocably agreeing to vote in favor of, and otherwise support, the Merger.

   Upon consummation of the Merger, Kumar Shah, president and chief executive officer of Occam, is expected to be named president and chief executive officer of the Company, and the directors and officers of the Company are expected to be composed primarily of current directors and officers of Occam. One member of the Company's current board of directors, or another designee, will continue as a member of the board following the Merger.

   Copies of the Merger Agreement, the form of the voting agreement entered into by certain stockholders of the Company, and the form of the voting and conversion agreement entered into by certain shareholders of Occam, are attached to this report as Exhibits 2.1, 2.2 and 2.3, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A copy of the joint press release issued by the Company and Occam announcing the transaction is incorporated by reference as Exhibit 99.1.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired. Not applicable.

     (b) Pro forma financial information. Not applicable.

     (c) Exhibits.

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
Exhibit No. Description
----------- -----------
    2.1     Agreement and Plan of Merger and Reorganization, dated as of November 9, 2001, by and among Accelerated Networks, Inc., a Delaware corporation, Odin
            Acquisition Corp., a California corporation, and Occam Networks Inc., a
            California corporation.
    2.2     Form of Voting Agreement, dated as of November 9, 2001, by and among Occam
            Networks Inc., a California corporation, Accelerated Networks, Inc., a Delaware corporation and certain stockholders of Accelerated Networks, Inc., a Delaware corporation.
    2.3     Form of Voting and Conversion Agreement, dated as of November 9, 2001, by and among Accelerated Networks, Inc., a Delaware corporation, Occam Networks Inc., a California corporation and certain shareholders of Occam Networks Inc., a
            California corporation.
    99.1    Joint press release, dated November 12, 2001, incorporated by reference to the
            Form 425 filed by Accelerated Networks, Inc. on November 13, 2001.
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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ACCELERATED NETWORKS, INC.
                                          (Registrant)

                                              /S/ H. MICHAEL HOGAN III
                                          By:
                                             -----------------------------------
                                              H. Michael Hogan III
                                              Vice President, Finance and
                                              Administration and
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)

Dated: November 14, 2001


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                               INDEX TO EXHIBITS

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
  2.1  Agreement and Plan of Merger and Reorganization, dated as of November 9, 2001, by and among Accelerated Networks, Inc., a Delaware corporation, Odin
       Acquisition Corp., a California corporation, and Occam Networks Inc., a
       California corporation.
  2.2  Form of Voting Agreement, dated as of November 9, 2001, by and among Occam
       Networks Inc., a California corporation, Accelerated Networks, Inc., a Delaware corporation and certain stockholders of Accelerated Networks, Inc., a Delaware corporation.
  2.3  Form of Voting and Conversion Agreement, dated as of November 9, 2001, by and among Accelerated Networks, Inc., a Delaware corporation, Occam Networks Inc., a California corporation and certain shareholders of Occam Networks Inc., a
       California corporation.
  99.1 Joint press release, dated November 12, 2001, incorporated by reference to the
       Form 425 filed by Accelerated Networks, Inc. on November 13, 2001.
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